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                              TAX SHARING AGREEMENT



          THIS TAX SHARING AGREEMENT is entered into as of ___________, 1996 by and between AXEL JOHNSON INC., a Delaware corporation ("PARENT") and LARSCOM INCORPORATED, a Delaware corporation ("LARSCOM").

          WHEREAS, the Parent owns not less than 80 percent of the equity and voting interests of Larscom;

          WHEREAS, Parent and Larscom are members of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which Parent is the common parent;

          WHEREAS, Parent and Larscom desire, to the extent permitted by the Code and the regulations promulgated thereunder, to be included in the filing of consolidated Federal income tax returns on behalf of the Parent Group;

          WHEREAS, Parent and Larscom acknowledges that such consolidated return may be included in the consolidated Federal income tax return on behalf of Lexa International Corporation, the parent of the Parent Group (the "Lexa Return"); and

          WHEREAS, Parent and Larscom desire to participate, to the extent permitted by applicable state or local law, in

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combined, consolidated or unitary state and local income tax returns if so requested by Parent.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1. For purposes of this Agreement, the terms set forth below shall be defined as follows:

          1.1.1 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time (including any successor statute).

          1.1.2 "CONSOLIDATED U.S. TAX LIABILITY" shall mean all taxes shown on the Federal Return as filed (including any amended return), or as revised by administrative or judicial determination or redetermination. For purposes of this definition, "taxes" shall mean all corporate income taxes imposed by the Code on the Parent Group (including minimum or alternative minimum taxes), as reduced by all offsets and credits allowed by the Code.

          1.1.3 "FEDERAL RETURN" shall mean the part of the Lexa Return that is the consolidated corporation income tax


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return filed on behalf of the Parent Group pursuant to Section 1501 of the Code.

          1.1.4 "PARENT GROUP" shall mean Parent and all corporations (whether now existing or hereafter formed or acquired) that have consented or are required to join with Parent (or any successor common parent corporation) in filing the Federal Return or any state or local combined, consolidated or unitary tax return.

          1.1.5 "SUBSIDIARY" shall mean each corporation other than Parent that is at any time includible in the Parent Group for such period of time as it is includible in the Parent Group. Larscom is a Subsidiary.

          1.1.6 "TAXES PAYABLE" shall, with respect to a Subsidiary, mean (i) the federal income tax liability of such Subsidiary and (ii) the state or local income or franchise tax liability of any Subsidiary payable in connection with any combined, consolidated or unitary tax return, in both cases as determined under paragraph 4 of this Agreement.

     1.2. Other terms used in this Agreement shall have the meanings ascribed to them in the Code, and the regulations and rulings issued thereunder, as from time to time in effect. Except as otherwise provided herein, this Agreement shall be


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interpreted in accordance with the Code and the regulations and rulings issued thereunder then in effect.

2.   EFFECTIVE DATE AND OTHER AGREEMENTS

     2.1. EFFECTIVE DATE. Except as otherwise provided in this Agreement, this Agreement is applicable for all taxable periods ending after the date hereof.

     2.2. PRIOR AGREEMENTS. This Agreement shall supersede all prior agreements and understandings, if any, concerning tax sharing between Parent and Larscom.

3.   MATTERS CONCERNING THE FEDERAL RETURN

     3.1. AGREEMENT TO FILE THE FEDERAL RETURN. Unless this Agreement is terminated as provided in paragraph 8 hereof, Larscom agrees to join with Parent in filing the Federal Return for each taxable year for which it is eligible to do so under the Code.

     3.2. FILING THE FEDERAL RETURN. Parent shall file, or cause to be filed, the Federal Return, and any amended returns, for each taxable year in accordance with the Code and regulations promulgated thereunder.

     3.3. PAYMENT OF TAXES. For each taxable period, Parent shall timely pay or discharge, or cause to be timely paid or


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discharged, the Consolidated U.S. Tax Liability for such taxable period and any estimated taxes due with respect to such taxable period.

     3.4. DECISIONS AND ACTIONS INCIDENTAL TO FILING THE FEDERAL RETURN.
Larscom irrevocably appoints Parent to be its sole and exclusive agent and attorney-in-fact to the maximum extent permitted under the Code, duly authorized to act on its behalf in all matters relating to the Federal Return (including any refunds thereunder) for each taxable year, and agrees that Parent shall in its sole discretion make any and all decisions and take any and all actions (including the execution of documents) incidental to preparing and filing the Federal Return for each taxable year, including, but not limited to, the right
(a) to determine (i) the manner in which the Federal Return shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported and whether any amended returns shall be filed, (ii) whether any filing extensions may be requested and (iii) the elections that will be made by any member of the Parent Group; (b) to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of the Federal Return;
(c) to file, prosecute, compromise or settle any claim for refund; and (d) to determine whether any refunds to which the Parent Group


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may be entitled shall be paid by way of refund or credited against the tax liability for the Parent Group.

          Larscom further agrees to (a) furnish to Parent in a timely manner any and all information and documents requested by Parent in order to carry out the provisions of this Agreement (including for purposes of preparing the Federal Return); (b) cooperate with Parent in executing and filing any return, statement, election, or consent provided for in the Code, and the regulations and rulings issued thereunder; (c) take such action as Parent may request, including, but not limited to, the filing of requests for extension of time within which to file tax returns; and (d) cooperate in connection with any refund claim, audit, administrative, judicial or other proceeding.

          Notwithstanding the foregoing, Federal Returns and State Returns filed on behalf of Larscom shall be subject to Larscom's prior review and acceptance.


     3.5. CERTAIN EXPENSES. Larscom shall reimburse Parent for its pro rata share of all legal and accounting expenses incurred by Parent in the course of the conduct of any audit or contest regarding the Consolidated U.S. Tax Liability, and for all expenses incurred by Parent in the course of any litigation relating thereto. With respect to each such expense, the pro


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rata share of Larscom shall be determined by Parent in its sole discretion based on Larscom's share of the tax liability giving rise to such expense.

          With respect to any audit or contest regarding any other tax liability of Larscom and any litigation relating thereto, Larscom shall reimburse Parent for all legal, accounting and other expenses incurred by Parent.

4.   TAX CALCULATION

     4.1. TAX SHARING. Taxes Payable for Larscom under this Agreement shall be determined as if Larscom had filed a separate return on a stand-alone basis for each taxable year (or part thereof) during which Larscom was a member of the Parent Group, and assuming that any excess net operating losses, capital losses, investment tax credits, general business credits, foreign tax credits and other income offsets or tax credits available for such taxable year can be carried forward or carried back.

     4.2. SUBSIDIARY TAXES PAYABLE. Larscom shall pay to Parent the amount of the estimated Taxes Payable for any taxable year as determined in accordance with paragraph 4.1 hereof by March 31 of the following year. If the amount of the estimated Taxes Payable is negative due to Larscom's losses or


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other tax benefits, the Parent shall pay to Subsidiary such amount, pursuant to paragraph 4.6 hereof; provided, that such losses or other tax benefits can be used by Larscom on a stand-alone basis. If the amount of any estimated Taxes Payable which are paid by Larscom to Parent for any taxable year are greater or less than the Taxes Payable of Larscom for such taxable year as recomputed under paragraph 4.5, Parent shall credit such excess (without interest) to, or deduct such deficiency (without interest) from, as the case may be, Larscom's Taxes Payable for the next taxable year.

     4.3. CHANGES IN TAXES PAYABLE. The amount of Taxes Payable described in this Section 4 shall be recomputed whenever necessary to reflect adjustments from, among other things, (a) a revision, adjustment or redetermination arising from any administrative or judicial determination; (b) the filing of an amended return; (c) the filing of a claim for refund; or (d) the carryback of any unused net operating loss, capital loss, investment tax credit, general business credit, foreign tax credit or other income offset or tax credit that becomes available for such taxable year. The changes to Taxes Payable (including any interest and penalties attributable thereto) so recomputed shall be credited (without interest) to, or deducted (without interest) from, as the case may be, Larscom's Taxes Payable for the next taxable year.


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     4.4. STATE INCOME TAXES.  In the event Larscom is included in a combined, consolidated or unitary state or local income or franchise tax return (a "State Return") with Parent or any other subsidiary in the Parent Group (the "Filing Corporation"), (a) Parent or the Filing Corporation shall file, or cause to be filed, such returns or reports, pay, or cause to be paid, the taxes, and make decisions and take actions incidental to the filing of any such returns on a jurisdiction-by-jurisdiction basis in a manner consistent with the approach provided with respect to the Federal Return by this Agreement, and (b) principles analogous to those set forth herein for the payment of Consolidated U.S. Tax Liability and refunds thereof, and for determination of Larscom's Taxes Payable, shall be used to determine its respective share of such taxes.

     4.5. COMPUTATION OF TAXES. Computations of estimated Taxes Payable as described in paragraphs 4.2 and 4.4 above shall be made quarterly by Parent. When the Federal Return and the state returns for each year have been filed by, or on behalf of, Parent (or, with respect to state returns, other applicable Filing Corporation), Parent shall recompute the Taxes Payable based on the tax returns as filed.



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     4.6. TAX PAYMENTS

          4.6.1 Any payment required to be made under this Agreement by Larscom to Parent shall be made first by reducing the amount of any account payable of Parent to Larscom created under subparagraph 4.6.2 hereof.

          4.6.2 Any payment required to be made hereunder by Parent to Larscom shall be made in accordance with paragraph 4.2, 4.3 or 4.4 by entering or increasing an account payable of Parent to Larscom on the books of account of Parent.

          4.6.3 Any account payable created under this paragraph from Parent to Larscom shall be due on such date as Larscom ceases to be a member of the Parent Group.

5.   ADJUDICATIONS
          In any audit, conference, or other proceeding with the Internal Revenue Service or the relevant state or local taxing authorities, or in any judicial proceeding concerning the determination of the Federal income tax liabilities of the Parent Group (or a Subsidiary) or the state or local tax liability of any combined, consolidated or unitary group including Parent (or a Subsidiary), Parent or the applicable Subsidiary shall be represented by persons selected by Parent. The settlement of any issues relating to such proceeding shall


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be in the sole discretion of Parent, and Larscom hereby appoints Parent as its agent for the purpose of proposing and concluding any such settlement.

6.   EFFECT OF THIS AGREEMENT

          This Agreement shall determine the liability of Parent and Larscom to each other as to the matters provided for herein, whether or not such determination is effective for purposes of the Code or state or local revenue laws (and regardless of the actual method for allocating federal income tax liabilities for purposes of calculating earnings and profits specified in Treasury Regulations Sections 1.1552-1(a) and 1.1502-33(d)(2) elected, or deemed elected, by the Parent Group), financial reporting purposes or other purposes.

7.   COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.   TERMINATION

     8.1. This Agreement shall continue in effect unless and until Larscom ceases to be a member of the Parent Group.


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     8.2. If Larscom ceases to be a member of the Parent Group, this Agreement shall cease to apply to any income, loss, deductions or credits of Larscom after it ceases to be a member of the Parent Group.

     8.3. The termination of this Agreement as hereinabove provided shall not affect the rights or obligations of either party arising hereunder with respect to pre-termination taxable years, or any transaction entered into prior to the effective date of such termination, including, but not limited to, any right or obligation recorded in an intercompany account, or as a loan between the parties.


9.   WAIVER

          Except as specifically provided elsewhere in this Agreement, Parent and Larscom hereby waive (a) any failure or delay on the part of the other in asserting or enforcing any right it may have at any time under this Agreement and (b) any notice of presentment, demand for payment, notice of nonpayment or default, protest and notice of protest and all other notices to which it might be entitled by law in connection with any obligation of one party to the other.


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10.  NEW GROUP MEMBERS

          If, at any time while a member of the Parent Group, Larscom acquires or creates one or more subsidiary corporations that are, under Section 1504 of the Code, includible corporations of the Parent Group, such subsidiary corporations shall be subject to this Agreement, and shall promptly deliver an appropriate instrument evidencing the amendment of this Agreement to include any such corporation as a signatory hereto. Larscom hereby designates and appoints Parent as its agent and attorney-in-fact to amend this Agreement to that effect.

11.  RESOLUTION OF DISPUTES

          Any dispute or ambiguity concerning the amount of any payment provided for under this Agreement shall be resolved, in a manner consistent with the principles and procedures set forth in this Agreement, by an internationally recognized accounting firm (a so-called "Big-Six" accounting firm) or law firm jointly selected by the parties hereto. The judgment of such firm shall be conclusive and binding upon each of the parties to this Agreement. The firm's fees and expenses shall be paid by the party whose position does not prevail in such dispute.


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12.  MISCELLANEOUS

     12.1. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     12.2. GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     12.3. AMENDMENT. This Agreement may not be amended or supplemented except by an instrument in writing signed by the parties.

     12.4. HEADINGS. All headings herein are for convenience of reference only and shall be disregarded in the interpretation hereof.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be
executed on this     day of        , 1996.

                                   AXEL JOHNSON INC.


                                   By:
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                                   LARSCOM INCORPORATED


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